	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: AUGUST 20, 2009		(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2009,
DECLARES REGULAR QUARTERLY CASH DIVIDEND
SETS FISCAL 2010 CASH DIVIDEND RATE, AND REPORTS ON OTHER MATTERS

Cincinnati, OH; August 20, 2009 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•
reported fourth quarter net sales of $50,185,000, a decrease of 24% as compared to the same period of the prior fiscal year; reported a fourth quarter net loss of $(257,000) or $(0.01) per share, as compared to a net loss of $(25,821,000) or $(1.18) per share for the same period of the prior fiscal year.  Pre-tax non-cash goodwill and intangible asset impairment charges of $260,000 and $27,955,000 are included in the fourth quarter results of fiscal 2009 and 2008, respectively.  Excluding the impact of the goodwill impairments in each fiscal year and the fiscal 2008 menu board patent litigation loss contingency, the diluted loss per share would have been $(0.00) per share in the fourth quarter of fiscal 2009, as compared to a diluted loss per share of $(0.05) in the prior year;

•
reported fiscal 2009 net sales of $233,799,000, a decrease of 23% as compared to fiscal 2008; reported a fiscal 2009 net loss of $(13,414,000) or $(0.62) per share, as compared to a net loss of $(13,048,000) or $(0.60) per share in the prior fiscal year.  Pre-tax non-cash goodwill and intangible asset impairment charges of $14,467,000 and $27,955,000 are included in the results of fiscal 2009 and 2008, respectively.  Excluding the impact of the goodwill impairments and the menu board patent litigation loss contingency in each fiscal year, the diluted earnings per share would have been $0.01 per share in fiscal 2009, as compared to $0.53 in the prior year;

•	declared a regular quarterly cash dividend of $0.05 per share payable September 8, 2009 to shareholders of record September 1, 2009;

•	set the annual indicated cash dividend rate at $0.20 per share for fiscal 2010;

•	expects to become current with its amended filings to the SEC prior to August 31, 2009; and

•	sees improved operating results and a return to profitability in fiscal 2010

LSI Industries Inc. Fiscal 2009 Results
August 20, 2009

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended June 30			Year Ended June 30
	2009	2008	% Change	2009	2008	% Change
Net Sales	$50,185	$66,443	(24.5)%	$233,799	$305,286	(23.4)%

Operating (Loss)	$(825)	$(30,931)		$(14,411)	$(10,970)

Net (Loss)	$(257)	$(25,821)		$(13,414)	$(13,048)

Earnings (Loss) Per Share (diluted)	$(0.01)	$(1.18)		$(0.62)	$(0.60)

	6/30/09	6/30/08
Working Capital	$72,500	$72,863
Total Assets	$153,118	$184,214
Long-Term Debt	$--	$--
Shareholders’ Equity	$130,473	$149,190

Fourth Quarter Fiscal 2009 Results

Net sales in the fourth quarter of fiscal 2009 were $50,185,000, a decrease of 24% over last year’s fourth quarter net sales of $66,443,000.  Lighting Segment net sales decreased 29% to $33,986,000 (sales to the Commercial / Industrial lighting market decreased 33%), Graphics Segment net sales increased 7% to $14,411,000, Technology Segment net sales decreased 95% to $147,000 and net sales of the All Other Category decreased 25% to $1,641,000.  The fiscal 2009 fourth quarter net loss of $(257,000), or $(0.01) per share, compares to a fiscal 2008 fourth quarter net loss of $(25,821,000), or $(1.18) per share.  The Company recorded a pre-tax non-cash goodwill impairment expense of $260,000 [represents $(0.01) per share inclusive of the income tax effect] in the fourth quarter of fiscal 2009 in its All Other Category, as compared to a pre-tax non-cash goodwill and intangible asset impairment expense of $27,955,000 [represents $(1.05) per share inclusive of the income tax effect] in its Graphics ($23.8 million), Lighting ($1.1 million) and Technology Segments ($3.1 million) in the fourth quarter of fiscal 2008.  Earnings or loss per share represents diluted earnings or loss per share.

Fiscal 2009 Results

Net sales in fiscal 2009 were $233,799,000, a decrease of 23% over last year’s net sales of $305,286,000.  Lighting Segment net sales decreased 13% to $160,475,000 (sales to the Commercial / Industrial lighting market decreased 9%), Graphics Segment net sales decreased 29% to $60,765,000, Technology Segment net sales decreased 50% to $4,576,000 and net sales of the All Other Category decreased 71% to $7,983,000.  The fiscal 2009 net loss of $(13,414,000), or $(0.62) per share, compares to a fiscal 2008 net loss of $(13,048,000), or $(0.60) per share.  The Company recorded a pre-tax non-cash goodwill impairment expense of $14,467,000 [represents $(0.62) per share inclusive of the income tax effect] in its Lighting ($11.2 million) and Graphics Segments ($0.7 million), and in its All Other Category ($2.6 million) in fiscal 2009, as compared to a pre-tax non-cash goodwill and intangible asset impairment expense of $27,955,000 [represents $(1.05) per share inclusive of the income tax effect] in its Graphics ($23,739,000), Lighting ($1,097,000) and Technology Segments ($3,119,000) in fiscal 2008.  Earnings or loss per share represents diluted earnings or loss per share.

LSI Industries Inc. Fiscal 2009 Results
August 20, 2009

Goodwill Impairment Charge

Given current economic conditions, the effects of the recession on the Company’s markets and the decline in the Company’s stock price, an additional goodwill impairment test was required to be performed in accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.”  The impairment test indicated there was a non-cash impairment of goodwill in one reporting unit in the All Other Category due to a decline in the estimated forecasted discounted cash flows expected in this reporting unit, which management attributes to a weaker economic cycle impacting the Company’s customers.  The estimated amount of the pre-tax goodwill impairment, subject to completion of our valuation procedures, was $260,000 ($200,000 inclusive of the income tax effect) and, accordingly, a non-cash charge was recorded in the fourth quarter of fiscal 2009.  This goodwill impairment had a negative impact on the Company’s fiscal 2009 estimated income tax rate as reflected in the results reported.

Reportable Business Segments

The Company has restated its reportable Business Segments and expanded its previous structure of two segments.  Segment results will be reported in a structure consistent with the internal financial information provided to the Company’s Chief Operating Decision Maker and Board of Directors.  Results will now be reported in three Business Segments and one All Other Category.  The following operations will be included in the Lighting Segment:  LSI Ohio Operations, LSI Metal Fabrication, LSI MidWest Lighting, LSI Lightron and LSI Greenlee Lighting.  The following operations will be included in the Graphics Segment:  Grady McCauley, LSI Retail Graphics and LSI Integrated Graphics.  The Technology Segment will include LSI Saco Technologies.  The following operations will be included in the All Other Category:  LSI Marcole, LSI Images, LSI Adapt and Corporate Administration expenses.  No consolidated LSI Industries financial results will change as a result of the adoption of the new segment structure.

Update on the Status of the March 31, 2009 Form 10-Q and Amended Filings

The Company is in process of finalizing the amended filings of the June 30, 2008 Form 10-K and the Form 10-Qs for September 30, 2008 and December 31, 2008.  The March 31, 2009 Form 10-Q is also in process of being finalized.  When all edit and drafting changes have been processed in these four documents, they will be filed with the Securities and Exchange Commission, most likely on the same day.  The Company expects to make these filings prior to August 31, 2009.  The reportable Business Segment results in these four filings will be restated to the Company’s new Business Segment structure identified above.  Additionally, the original $39,818,000 of goodwill impairment expense recorded in June 2008 and December 2008 is being restated, for a net reduction of impairment expense of $393,000.  The unaudited financial results included in this press release include the necessary revisions to goodwill impairment expense in all periods presented.   The financial results to be reported in the amended filings and the March 31, 2009 Form 10-Q are expected to be consistent with the Company’s press release issued on May 19, 2009.

Company Comments

Robert J. Ready, President and Chief Executive Officer, commented, “The fourth quarter and fiscal 2009 were difficult periods for LSI Industries due to weak economic conditions which adversely affected our markets.  However, late in the fourth quarter we were successful in securing the country’s largest solid-state LED lighting project to date for a national convenience store customer.  Our solid-state lighting initiatives continue to generate a great deal of interest as we develop and introduce new LED products for our specialty niche markets as well as the broad-based commercial and industrial market.  We also devoted substantial effort to the acquisition of AdL Technology during the fourth quarter.  This important addition to our solid-state lighting and graphics business was folded into LSI early in the first quarter of fiscal 2010.  We welcome the management team and employees of AdL and look forward to their participation and future accomplishments as part of the LSI family.”

LSI Industries Inc. Fiscal 2009 Results
August 20, 2009

“Even if it is too early to declare a resumption of economic growth in the overall economy, at LSI we are seeing signs that give us optimism for our business during the first half of fiscal 2010. As we gather momentum with our solid-state LED product offerings the future does indeed look to be improving.  During the past fiscal year we took numerous cost-cutting actions and continued to improve the efficiency of the organization.  This is evident in looking at our fourth quarter operations where net sales were down 24% over the same period of the prior year but the net loss was close to a breakeven before giving effect to the impact of goodwill impairment.  With higher revenues expected during the first half of fiscal 2010 we expect improving operating results and a return to profitability.  Consistent with this viewpoint, the Board of Directors has voted to continue the current annual indicated cash dividend of $0.20 per share for fiscal 2010.  Of course, we intend to maintain our strong unlevered balance sheet (no long-term debt) which comfortably supports our planned growth, capital expenditures, cash dividend plans, and future possible acquisitions.  I look forward to reporting fiscal 2010 operating results and accomplishments to you as the fiscal year unfolds.”

Balance Sheet

The balance sheet at June 30, 2009 included current assets of $92.1 million, current liabilities of $19.6 million and working capital of $72.5 million.  The current ratio was 4.70 to 1.  The Company has shareholders’ equity of $130.5 million, no long-term debt, and has borrowing capacity on its commercial bank facilities as of June 30, 2009 of $45 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $45 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share payable September 8, 2009 to shareholders of record as of September 1, 2009 and set the indicated annual cash dividend rate of $0.20 per share for fiscal 2010.  LSI Industries has paid regular cash dividends since 1989.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions.

Non-GAAP Financial Measures

This press release includes adjustments to the GAAP net loss for the three and twelve month periods ended June 30, 2009 and 2008.  Adjusted net income (loss) and earnings (loss) per share, which excludes the impact of the impairment of goodwill and intangible assets as well as a contingency settlement on a menu board patent litigation, is a non-GAAP financial measure.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude goodwill and intangible asset impairment, as well as a contingency settlement on a menu board patent ligation, because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measure to net loss for the periods indicated, excluding the impairment.

LSI Industries Inc. Fiscal 2009 Results
August 20, 2009

	Fiscal 2009		Fiscal 2008
	Dollars	Diluted EPS	Dollars	Diluted EPS
	(in thousands)		(in thousands)
Reconciliation of net loss to adjusted net income:

Net loss	$(13,414)	$(0.62)	$(13,048)	$(0.60)

Adjustment for the non-cash goodwill and intangible asset impairment charge, inclusive of the income tax effect	13,583	0.62	22,932	1.05

Adjustment for the loss contingency related to the menu board patent litigation, net of the income tax effect	125	0.01	1,741	0.08

Adjusted net income and earnings per share	$294	$0.01	$11,625	$0.53

	Fourth Quarter Fiscal 2009		Fourth Quarter Fiscal 2008
	Dollars	Diluted EPS	Dollars	Diluted EPS
	(in thousands)		(in thousands)
Reconciliation of net (loss) to adjusted net (loss):

Net (loss)	$(257)	$(0.01)	$(25,821)	$(1.18)

Adjustment for the non-cash goodwill and intangible asset impairment charge, inclusive of the income tax effect	200	0.01	22,932	1.05

Adjustment for the loss contingency related to the menu board patent litigation, net of the income tax effect	--	--	1,741	0.08

Adjusted net (loss) and (loss) per share	$(57)	$(0.00)	$(1,148)	$(0.05)

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “guidance,” “forecasts,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties.  These risks and uncertainties include, but are not limited to, the impact

LSI Industries Inc. Fiscal 2009 Results
August 20, 2009

 of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses and any other factors that may be identified in our reports filed with the Securities and Exchange Commission, including our Form
10-K.  The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries is an Image Solutions company, dedicated to advancing solid-state LED technology in lighting and graphics applications. We combine integrated technology, design, and manufacturing to supply high quality, environmentally friendly lighting fixtures and graphics elements for commercial, retail and specialty niche market applications.  LSI is a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North American, South American, Asian, Australian, New Zealand and European markets.

Building upon its success with the Crossover® LED canopy fixture, LSI is committed to producing affordable, high performance, energy efficient lighting products, including solid-state LED light fixtures, for indoor and outdoor use.  The Company also designs, produces, markets and manages a wide array of custom indoor and outdoor graphics programs including signage, menu board systems, decorative fixturing, LED displays and digital signage, and large format billboard and sports screens using solid-state LED technology.  In addition, we provide design support, engineering, installation and project management for custom rollout programs for today’s retail environment.  The Company’s technology R&D operation located in Montreal, Canada designs, produces and supports high performance light engines and large format billboard, sports and entertainment video screens using solid-state LED technology.

LSI’s major markets are the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  LSI employs approximately 1,400 people in facilities located in Ohio, New York, North Carolina, Kansas, Kentucky, Rhode Island, Tennessee, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.  More information on LSI’s quarterly earnings, including additional financial analysis and an earnings overview presentation, will also be available at this site after the Investor Call to be held at 3:00 p.m. Eastern Time today.

LSI Industries Inc. Fiscal 2009 Results
August 20, 2009

Condensed Statements of Operations

	Three Months Ended June 30		Fiscal Year Ended June 30
(in thousands, except per share data; unaudited)	2009	2008	2009	2008

Net sales	$50,185	$66,443	$233,799	$305,286
Cost of products sold	38,568	51,208	181,972	224,859
Gross profit	11,617	15,235	51,827	80,427

Selling and administrative expenses	12,182	15,411	51,571	60,642

Loss contingency	--	2,800	200	2,800

Goodwill impairment	260	27,955	14,467	27,955

Operating (loss)	(825)	(30,931)	(14,411)	(10,970)

Interest (income), net	(6)	(16)	(8)	(279)

(Loss) before income taxes	(819)	(30,915)	(14,403)	(10,691)

Income tax (benefit) expense	(562)	(5,094)	(989)	2,357

Net (loss)	$(257)	$(25,821)	$(13,414)	$(13,048)

(Loss) per common share
Basic	$(0.01)	$(1.18)	$(0.62)	$(0.60)
Diluted	$(0.01)	$(1.18)	$(0.62)	$(0.60)

Weighted average common shares outstanding
Basic	21,802	21,797	21,800	21,764
Diluted	21,802	21,797	21,800	21,764

Condensed Balance Sheets
 (in thousands, unaudited)

	June 30, 2009	June 30, 2008

Current Assets	$92,117	$104,303
Property, Plant and Equipment, net	42,043	44,754
Other Assets	18,958	35,157
	$153,118	$184,214

Current Liabilities	$19,617	$31,440
Long-Term Debt	--	--
Other Long-Term Liabilities	3,028	3,584
Shareholders’ Equity	130,473	149,190
	$153,118	$184,214